Exhibit 10.1

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), is dated as of December 14, 2014, by and between PetSmart, Inc., a Delaware corporation (the “Company”), Argos Holdings Inc., a Delaware corporation (“Parent”), and Longview Asset Management, LLC, on behalf of the persons listed on Exhibit A hereto (the “Stockholder”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Draft Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company is considering whether to enter into an Agreement and Plan of Merger with Parent (substantially in the form of the draft, dated December 14, 2014, previously furnished to the Stockholder (the “Draft Merger Agreement”)) and a wholly owned subsidiary of Parent (“Merger Sub”) (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving the Merger (the “Merger”).

WHEREAS, as of the date hereof, each of the persons set forth on Exhibit A hereto is the record and beneficial owner of the number of shares of Common Stock set forth opposite its name on Exhibit A hereto (together with such additional shares of Common Stock that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by any such persons, whether by purchase, stock dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, or upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof, but excluding the up to 1,542,425 shares subject to the Plan (as defined in Amendment No. 4 to the Schedule 13D filed with the Securities and Exchange Commission on December 5, 2014 by, among others, Longview Asset Management, LLC), the “Owned Shares”).

WHEREAS, the Stockholder has, and at all times will have, full power, authority and discretion to vote and dispose of the Owned Shares on behalf of the persons set forth on Exhibit A hereto.

WHEREAS, the Stockholder is party to that certain Rollover Commitment Letter, dated as of the date of the Merger Agreement, by and between the Stockholder and Parent (the “Rollover Agreement”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Agreement to Vote.

1.1         Agreement to Vote.  The Stockholder hereby agrees that, from the date of execution and public announcement of the Merger Agreement until the Termination Date (as defined below) (the “Voting Period”), at any meeting of the stockholders of the Company at which the approval and adoption of the Merger Agreement and the transactions contemplated thereby is to be voted upon, however called, or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, the Stockholder shall be present (in person or by proxy) (or cause to be present) and vote (or cause to be voted), or give written consent (or cause written consent to be given), in each case to the extent entitled to vote thereon, all of the Owned Shares (a) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger and (b) against (A) any other action, proposal, agreement or transaction made in opposition to or competition with the Merger or the Merger Agreement that is not approved by the Board of Directors of the Company. Notwithstanding anything herein to the contrary, this Section 1.1 shall not require the Stockholder to be present (in person or by proxy) or vote (or cause to be voted) any of the Owned Shares to amend the Merger Agreement or take any action that could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (i) decreases the amount or changes the form of the Merger Consideration, (ii) imposes any material restrictions or additional conditions on the payment of the Merger Consideration to stockholders or (iii) extends the End Date.

1.2         Other Voting Rights.  Except as permitted by this Agreement, the Stockholder will continue to have the right to exercise all voting and disposition rights over the Owned Shares.

2.           Representations and Warranties of the Stockholder.  The Stockholder hereby represents and warrants to the Company and Parent, as of the date of this Agreement and as of the Company Meeting, as follows:

2.1         Power; Due Authorization; Binding Agreement.  The Stockholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other applicable action on the part of the Stockholder, and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.2	Ownership of Shares; Discretionary Authority.

(i) Subject to any Owned Shares Transferred pursuant to a Permitted Transfer (as defined below), the Owned Shares set forth opposite such person’s name on Exhibit A hereto are owned beneficially by such person, free and clear of any Liens (including any restriction on the right or power to vote, consent with respect to, or otherwise dispose of the Owned Shares, other than pursuant to this Agreement and the power, authority and discretion of the Stockholder over such Owned Shares), except for any Liens that could not reasonably be

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expected, either individually or in the aggregate, to materially impair the ability of the Stockholder to perform fully its obligations hereunder on a timely basis. Other than restrictions in favor of the Company pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, or the “blue sky” Laws of the various states of the United States, or as disclosed by the Stockholder on a Schedule 13D filed with respect to the Company, as of the date hereof the Stockholder has, and at any stockholder meeting of the Company held during the Voting Period regarding approval and adoption of the Merger Agreement, the Stockholder will have (except as otherwise permitted by this Agreement), sole voting power and sole dispositive power with respect to the matters set forth in Section 1.1 in respect of all of the Owned Shares.

(ii) As of the date hereof, except for the Owned Shares set forth on Exhibit A hereto, or as disclosed by the Stockholder on a Schedule 13D filed with respect to the Company, neither the Stockholder nor any person set forth on Exhibit A hereto beneficially owns any (a) shares of capital stock or voting securities of the Company, (b) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (c) options, warrants or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or rights the value of which is linked to the price or value of Common Stock. Except for this Agreement, the Interim Investors Agreement, dated as of the date of the Merger Agreement, by and among the Investors (as defined therein), the Rollover Agreement and such other agreements contemplated by or entered into in connection with, the foregoing (the “Consortium Agreements”), none of the Owned Shares are subject to any voting trust or other agreement, arrangement, understanding or instrument with respect to the voting of, or exercise of voting power with respect to, or the Transfer (as defined below) of, such shares.

(iii) For purposes of this Agreement, to “Transfer” any securities of the Company shall mean (a) to sell, assign, transfer, pledge, encumber, distribute, gift or otherwise dispose of (including by merger or otherwise by operation of law) such securities, (b) to tender such securities in any tender or exchange offer, or (c) enter into any contract, option, agreement or other arrangement or understanding with respect to any of the actions contemplated by the preceding clause (a) or (b). The term “sell,” “sale” or any derivatives thereof shall include (x) any sale, transfer or disposition of record or beneficial ownership, or both, and (y) any short sale with respect to Common Stock or substantially identical property, entering into or acquiring an offsetting derivative contract with respect to Common Stock or substantially identical property, entering into or acquiring a futures or forward contract to deliver Common Stock or substantially identical property, any transfer of economic interests in Common Stock, or entering into any transaction that has the same effect as any of the foregoing.

(iv) The Stockholder has full power, authority and discretion to vote and dispose of the Owned Shares on behalf of the persons set forth on Exhibit A hereto.

2.3         Non-Contravention.  The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to the Stockholder, the persons set forth on Exhibit A hereto or by which their respective assets or properties are bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of

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any Lien on the properties or assets of the Stockholder or any person set forth on Exhibit A hereto pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder or any person set forth on Exhibit A hereto is a party or by which the Stockholder or any person set forth on Exhibit A hereto or any of their respective assets or properties (including any Owned Shares) is bound, except, as for any of the foregoing, as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Stockholder to perform fully its obligations hereunder on a timely basis. Except as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Stockholder to perform fully its obligations hereunder on a timely basis, the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any (A) Governmental Entity, except for filings that may be required under the Exchange Act or (B) third party (including with respect to individuals, trusts, any co-trustee or beneficiary).

3.	Representations and Warranties of the Company and Parent.

3.1         Representations and Warranties of the Company.  The Company hereby represents and warrants to the Stockholder, as of the date of this Agreement and as of the Company Meeting, as follows: (a) the Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (b) the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; (c) this Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of the Company.

3.2         Representations and Warranties of Parent.  Parent hereby represents and warrants to the Stockholder, as of the date of this Agreement and as of the Company Meeting, as follows: (a) Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (b) the execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent, and no other proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; (c) this Agreement has been duly and validly executed and delivered by Parent and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of Parent.

4.	Certain Covenants of the Stockholder.

4.1	Restriction on Transfer, Proxies and Non-Interference.

(i)         The Stockholder hereby agrees, during the Voting Period, not to, directly or indirectly, (A) Transfer or agree to Transfer, cause or permit any Transfer of, or make

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any offer regarding any Transfer, any of the Owned Shares, in each case, other than any such transaction with Parent, Merger Sub or any of their respective Affiliates, (B) grant any proxies or powers of attorney with respect to the Owned Shares, deposit any such Owned Shares into a voting trust or enter into a voting agreement with respect to any such Owned Shares, in each case with respect to any vote on the approval and adoption of the Merger Agreement or any other matters set forth in Section 1.1 of this Agreement, (C) make any public statements that are inconsistent with its support of the Merger Agreement and the transactions contemplated thereby or publicly propose to do any of the foregoing (provided that the foregoing shall in no event require the Stockholder to make any public statements regarding the Merger Agreement and the transactions contemplated thereby other than the joint press release of the Company and Parent announcing the signing of the Merger Agreement in accordance with Section 6.13), or (D) commit or agree to take any of the foregoing actions. If any involuntary Transfer of any of the Owned Shares shall occur (including, but not limited to, a sale by a Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, to the extent permitted by applicable Law, take and hold such Owned Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not limit the Transfer of Owned Shares to any Affiliate of any person set forth on Exhibit A hereto or any Permitted Transferee (as defined below), provided that prior to such Transfer such Affiliate or Permitted Transferee acknowledges and agrees that the Stockholder has, and at all times will have, full power, authority and discretion to vote and dispose of such Owned Shares (a “Permitted Transfer”). For purposes of this Agreement, “Permitted Transferee” shall mean (1) any lineal descendant of Henry Crown or Irving Crown, any spouse or adopted child of any such descendant, and any child of any such spouse (collectively, the “Crown Family”); (2) a trust for the primary benefit of any member of the Crown Family; (3) the executors, administrators, or personal representatives of any Person described in clause (1), above (but only during the period the estate of such Person is being administered); and (4) any partnership, limited liability company, corporation or other entity (i) which is controlled, directly or indirectly, and (ii) 100% of the equity interests in which are owned, directly or indirectly, by any one or more of the Persons described in clauses (1)-(3) above.

(ii)         During the Voting Period, the Stockholder will not, and will not permit any Person under the Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14a-1 under the Exchange Act) (A) with respect to an Opposing Proposal (as defined below) or (B) seeking votes or consents against the approval or adoption of the Merger Agreement, (b) initiate a stockholders’ vote with respect to an Opposing Proposal or (c) except by virtue of this Agreement or the Consortium Agreements, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal. For purposes of this Agreement, the term “Opposing Proposal” means any of the actions or proposals described in clause (b) of Section 1.1.

4.2        Acquisition of Additional Shares.  During the Voting Period, the Stockholder shall notify the Company promptly in writing of the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of additional shares of Common Stock after the date hereof, if any.

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4.3         Appraisal Rights.  The Stockholder hereby agrees not to assert any rights that may arise with respect to the Merger or any of the transactions contemplated by the Merger Agreement to demand appraisal of any Owned Shares under Section 262 of the DGCL.

5.	Miscellaneous.

5.1         Termination of this Agreement.  This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any person upon the earliest to occur of: (i) the termination of the Merger Agreement in accordance with its terms; (ii) the termination of this Agreement by the mutual written consent of the Company, Parent and the Stockholder (iii) the Effective Time; (iv) a Change of Recommendation; and (v) the making of any change, by amendment, waiver or other modification to any provision of the Merger Agreement that decreases the amount or changes the form of the Merger Consideration (the “Termination Date”).

5.2         Effect of Termination.  In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any willful and intentional breach of this Agreement occurring prior to such termination and the provisions of this Article 5 shall survive any such termination.

5.3         Entire Agreement; Assignment.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Other than as set forth in Section 5.4, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.

5.4         Amendments; No Third Party Beneficiaries.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The parties hereto hereby agree that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person or entity other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

5.5         Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by email transmission, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Stockholder:

Longview Asset Management, LLC
222 N. LaSalle St., Suite 2000
Chicago, IL 60601
Phone: (312) 236-6300

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Fax: 312-395-7067
Attention: Aaron Rappaport

Email: arappaport@crown-chicago.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive, Suite 2700

Chicago, IL 60606
Phone: 312-407-0700
Fax: 312-407-0411

Attention: Rodd M. Schreiber

Email: rodd.schreiber@skadden.com

And

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036
Phone: 212-735-3000
Fax: 212-735-2000
Attention: Ann Beth Stebbins

Email: annbeth.stebbins@skadden.com

If to the Company:

PetSmart, Inc.

19601 N. 27th Avenue

Phoenix, AZ 85027

Email:   pdodson@ssg.petsmart.com
Attention:    Paulette Dodson

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

Email:  mgordon@wlrk.com
Attn:  Mark Gordon

If to Parent:

Argos Holdings Inc.

c/o BC Partners, Inc.

667 Madison Avenue, 19th Floor

New York, NY 10065

Facsimile: (212) 891-2899

Email: Raymond.Svider@bcpartners.com

Attention: Raymond Svider

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with a copy to:

Simpson Thacher and Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Facsimile: (212) 455-2502

Attention: Ryerson Symons

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

5.6	Governing Law; Venue; Waiver of Jury Trial.

(a)           This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of Laws principles of the State of Delaware.

(b)           Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party against any other party shall be brought and determined in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (A) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in any such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by any such court.

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(c)           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.6(c).

5.7         Specific Performance.  The parties agree that, in the event of any breach or threatened breach of any covenant or obligation contained in this Agreement, the parties would be irreparably harmed and that money damages would not provide an adequate remedy. Accordingly, each of the parties agrees that the parties to this Agreement shall be entitled to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each of the parties further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.8         Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by facsimile or electronic transmission signature and a facsimile or electronic transmission signature shall constitute an original for all purposes.

5.9         Descriptive Headings.  The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.10       Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

5.11       Other.  Nothing contained herein, and no action taken by the Stockholder pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

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5.12       Interpretation.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

COMPANY:

PETSMART, INC.

By:	/s/ David K. Lenhardt
Name: David K. Lenhardt
Title: President and Chief Executive Officer

[Signature page to the Voting Agreement]

STOCKHOLDER:

LONGVIEW ASSET MANAGEMENT, LLC

By:	/s/ James A. Star
Name: James A. Star
Title: President

[Signature page to the Voting Agreement]

PARENT:

ARGOS HOLDINGS INC.

By:	/s/ Michael Chang
Name: Michael Chang
Title: Vice President and Treasurer

[Signature page to the Voting Agreement]

EXHIBIT A

COMMON STOCK OWNERSHIP

Owner	Number of Shares of Common Stock Owned
The Crown Fund	3,590,916
The Crown Fund II	1,677,600
Areljay, L.P.	1,022,000
Henry Crown & Company (Not Incorporated)	560,400
Crown ICF Fund LLC	508,900
James A. Star	63,475
Paula H. Crown	1,300
Total:	7,424,591